UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

MERCANTILE BANK CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

310 Leonard St., N.W. Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Mercantile Bank Corporation (“Mercantile”) held a special meeting of shareholders on December 12, 2013. At that meeting, Mercantile’s shareholders voted on the matters set forth below:

1.	Proposal to approve Agreement and Plan of Merger dated as of August 14, 2013, as it may be amended from time to time, between Mercantile and Firstbank Corporation.

Votes for approval	6,735,231.628520
Votes against	14,399.0
Abstentions	24,449.0
Broker Non-Votes	1,518,389.0

2.	Proposal to approve the issuance of shares of Mercantile common stock to shareholders of Firstbank Corporation pursuant to the Agreement and Plan of Merger dated as of August 14, 2013, as it may be amended from time to time, between Mercantile and Firstbank Corporation.

Votes for approval	6,734,565.456421
Votes against	14,133.0
Abstentions	25,381.172099
Broker Non-Votes	1,518,389.0

3.	Proposal to approve an amendment to Mercantile’s articles of incorporation to increase the number of authorized shares of common stock from 20 million to 40 million.

Votes for approval	8,127,853.628520
Votes against	133,822.0
Abstentions	30,793.0
Broker Non-Votes	0.0

4.	Proposal to approve, on an advisory basis, the compensation that may be paid or become payable to Mercantile’s named executive officers that is based on or otherwise related to the proposed merger of Mercantile and Firstbank Corporation.

Votes for approval	6,621,695.210404
Votes against	84,332.029605
Abstentions	68,052.388511
Broker Non-Votes	1,518,389.0

5.	Proposal to approve the adjournment of the Mercantile special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposals 1 and 2.

Votes for approval	6,376,748.826696
Votes against	368,531.0
Abstentions	28,799.801824
Broker Non-Votes	1,518,389.0

Item 7.01.	Regulation FD Disclosure.

On December 12, 2013, Mercantile and Firstbank Corporation issued a joint press release announcing the results of their respective special meetings of shareholders. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.

The information in this Item 7.01 (including the press release) is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Exhibits.

(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

99.1	Press Release dated December 12, 2013.

Important Information for Investors

Communications in this Current Report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Mercantile and Firstbank have filed a registration statement on Form S-4 (Registration No. 333-191212) that includes a Joint Proxy Statement of Mercantile and Firstbank and also constitutes a prospectus of Mercantile. The registration statement, as amended, was declared effective by the SEC on November 6, 2013. Mercantile and Firstbank mailed the definitive Joint Proxy Statement and Prospectus to their respective shareholders in connection with the transaction on or about November 7, 2013. Mercantile and Firstbank may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF MERCANTILE AND FIRSTBANK ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT HAVE FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MERCANTILE, FIRSTBANK, THE MERGER AND RELATED MATTERS. Investors and security holders may obtain a free copy of the joint proxy statement and prospectus and other documents containing important information about Mercantile and Firstbank through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Mercantile will be available free of charge on Mercantile’s website at www.mercbank.com on the “Investor Relations” page. Copies of the documents filed with the SEC by Firstbank will be available free of charge on Firstbank’s website at www.firstbankmi.com.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words “expects” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to Mercantile and Firstbank as of today’s date and are not guarantees of the future performance of Mercantile, Firstbank or the combined company, and actual results may vary materially from the results and expectations discussed. There is no assurance that the parties will complete the proposed merger. Payment of the contemplated special dividend is subject to the satisfaction of the closing conditions in the merger agreement, not all of which are within the control of Mercantile and Firstbank. The merger agreement may be terminated if the companies do not receive the necessary government approvals or if either Mercantile or Firstbank fails to satisfy all conditions to closing stated in the merger agreement. Additional risks and uncertainties related to the proposed merger include, but are not limited to, the successful integration of Mercantile’s and Firstbank’s businesses and the combined company’s ability to compete in the highly competitive banking and financial services industries.

Mercantile cautions that the foregoing list of risks and uncertainties is not exclusive. Additional information concerning these and other risks is contained in Mercantile’s and Firstbank’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. Mercantile undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2013	MERCANTILE BANK CORPORATION

	By	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press release dated December 12, 2013.